UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2008

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6455 Nancy Ridge Drive, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2008, La Jolla Pharmaceutical Company (the "Company") and Luke Seikkula, Vice President of Manufacturing, entered into an employment agreement (the "Employment Agreement"). The Employment Agreement provided that upon Mr. Seikkula’s promotion to Vice President of Manufacturing, effective February 5, 2007, he would receive, as a regular, full-time employee (i) an annual base salary of $164,020, (ii) stock options to purchase 25,000 shares of the Company’s common stock, (iii) a non-guaranteed annual bonus with a target amount of up to 30% of his base salary, with the exact amount to be determined each year based on Mr. Seikkula’s and the Company's performance with respect to performance objectives established by the Company's board of directors, and (iv) severance benefits in qualifying circumstances equal to six months of his then current base salary.

The above description of the Employment Agreement is a summary and is qualified in its entirety by the agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Agreement, dated March 4, 2008, by and between La Jolla Pharmaceutical Company and Luke Seikkula.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

March 4, 2008	By:	/s/ Gail A. Sloan

Name: Gail A. Sloan
Title: Vice President of Finance and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	10.1 Employment Agreement, dated March 4, 2008, by and between La Jolla Pharmaceutical Company and Luke Seikkula